SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

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Commencing April 5, 2013, the following materials and information will be used by employees of Sensient Technologies Corporation (“Sensient” or the “Company”) to communicate about Sensient’s upcoming Annual Meeting of Shareholders (the "2013 Annual Meeting") and may be sent to certain shareholders.  The information below supplements information contained in Sensient’s definitive proxy statement dated March 15, 2013.  This information may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC").

Changes to Current and Prospective Pay Practices

During 2012, Sensient kept its pay practices unchanged from the prior year.  Sensient believed that its pay practices created an effective link between executive compensation and long term value creation for shareholders.  This view was based in part on feedback received during the 2012 proxy season.  In 2012, Sensient received favorable recommendations from ISS and Glass Lewis and an 89% support level from shareholders in the 2012 non-binding vote on executive compensation.  In the current proxy season, Sensient recently received unfavorable recommendations from both ISS and Glass Lewis.  Sensient’s management was surprised by this result and is concerned by the impact that these negative recommendations will have on the Say-on-Pay vote at the 2013 Annual Meeting.  We are committed to implementing changes that are responsive to the concerns of our shareholders.  In order to demonstrate this commitment, we are announcing the following changes to our executive pay practices.

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As of the filing of this material, several of Sensient’s executive officers have executed a new executive change of control agreement that does not contain a tax gross-up.  As a result of this action, none of Sensient’s executive officers has a change of control agreement that contains a tax gross-up; and

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Sensient will incorporate performance-based equity awards in its next equity award to its executive officers.  While we believe our current equity award program, ownership guidelines and hold-to-retirement policy create a strong link to shareholder value creation, we are committed to implementing changes that will more closely align equity awards to measurable performance metrics.

Sensient has a record of and a commitment to ongoing review and improvement of our compensation policies and practices.  We hope that these most recent changes are responsive to our shareholders’ concerns.  In recognition of our willingness to implement these improvements, we ask that you vote “FOR” in your advisory vote on the compensation of the Company’s named executive officers.  We also ask that you vote to approve the Company’s Amended and Restated 2007 Stock Plan.  In the event that you have already cast your vote on these items, we respectively ask that you reconsider your vote in light of this new information.